Exhibit 32.2
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K of Advanced Flower Capital Inc. (the “Company”) for the period ending December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Brandon Hetzel, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 4, 2026

	By:	/s/ Brandon Hetzel
Brandon Hetzel
Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)
*A signed original of this written statement required by Section 906 has been provided to Advanced Flower Capital Inc. and will be retained by Advanced Flower Capital Inc. and furnished to the Securities and Exchange Commission or its staff upon request.